Exhibit 23.2

CONSENT OF GRANT THORNTON GMBH

To the Board of Directors of GBS Enterprises Incorporated:

We hereby consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 1) (File No.: 333-180626), of our report, dated May 23, 2012, of GBS Enterprises Incorporated, relating to the financial statements of GROUP Business Software, AG, Eisenach, for the business year from January 1, 2011 to December 31, 2011, and to the reference of our firm under the caption “Experts” in the Registration Statement.

Grant Thornton GmbH Wirtschaftsprüfungsgesellschaft

/s/ Hämmerle	/s/ Höfer

Wirtschaftsprüfer	Wirtschaftsprüfer

[German Public Auditor]	[German Public Auditor]

Stuttgart, Germany

July 19, 2012